EXHIBIT 24

Power of Attorney
Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of Premier Financial Corp., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the Premier Financial Corp. Employee Share Purchase Plan, hereby constitutes and appoints Paul Nungester and Shannon M. Kuhl, or either of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto the said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that the said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 7th day of November, 2022.

/s/Donald P. Hileman	/s/Gary M. Small
Donald P. Hileman	Gary M. Small
Executive Chairman and Director	Director, President and Chief Executive Officer

/s/Paul D. Nungester, Jr.	/s/Richard J. Schiraldi
Paul D. Nungester, Jr.	Richard J. Schiraldi
Chief Financial Officer and Executive Vice	Director and Vice Chairman
President

/s/Marty E. Adams	/s/Zahid Afzal
Marty E. Adams	Zahid Afzal
Director	Director

/s/Louis M. Altman	/s/Terri A. Bettinger
Louis M. Altman	Terri A. Bettinger
Director	Director

/s/John L. Bookmyer	/s/Lee Burdman
John L. Bookmyer	Lee Burdman
Director	Director

/s/Jean A. Hubbard	/s/Nikki R. Lanier
Jean A. Hubbard	Nikki R. Lanier
Director	Director

/s/Charles D. Niehaus	/s/Mark A. Robison
Charles D. Niehaus	Mark A. Robison
Director	Director

/s/Samuel S. Strausbaugh
Samuel S. Strausbaugh
Director